Free Writing Prospectus

Filed Pursuant to Rule 433

Dated February 13, 2013

Registration Statement Nos. 333-185337 and 333-185337-01

Free Writing Prospectus dated February 13, 2013

CNH Equipment Trust 2013-A

Issuing Entity

CNH Capital Receivables LLC

Depositor

CNH Capital America LLC Sponsor and Originator	New Holland Credit Company, LLC Servicer

The depositor has prepared a prospectus supplement dated February       , 2013 (subject to completion, dated February 13, 2013) and prospectus dated February 7, 2013 which describes the notes to be issued by the issuing entity.  You should review the prospectus supplement and the prospectus in their entirety before deciding to purchase any of the notes.

Ratings

The depositor expects that the notes issued by the issuing entity will receive the indicated ratings from the nationally recognized statistical rating organizations, or “rating agencies,” listed below.

	Standard & Poor’s	Fitch
Class A-1	A-1+ (sf)	F1+sf
Class A-2	AAA (sf)	AAAsf
Class A-3	AAA (sf)	AAAsf
Class A-4	AAA (sf)	AAAsf
Class B	A+ (sf)	Asf

It is a condition to the issuance of the notes that each class of the Class A notes receive the ratings listed above.  However, although the depositor expects the Class B notes to receive the ratings listed above, it is only a condition of issuance of the notes that the Class B notes receive a rating in the “A” category or its equivalent from each of Standard & Poor’s and Fitch.

Joint Bookrunners of the Class A Notes
RBS	Barclays	SOCIETE GENERALE
Co-Managers of the Class A Notes
Banca IMI
BNP PARIBAS
BofA Merrill Lynch
Joint Bookrunners of the Class B Notes
RBS	Barclays	SOCIETE GENERALE